Exhibit 10.02

                                  PRESS RELEASE

FOR RELEASE:  IMMEDIATE

CONTACT:  Timothy J. Rigas, Executive Vice President
                   (814) 274-9830

                       HYPERION ANNOUNCES PUBLIC OFFERING

                       Coudersport, PA - October 11, 1996

John J. Rigas, President and Chief Executive Officer of Adelphia Communications Corporation (Nasdaq- NNM: ADLAC), announced today that Adelphia's CLEC subsidiary, Hyperion Telecommunications, Inc., has filed an amendment to Hyperion's registration statement with the Securities and Exchange Commission for an initial public offering of Class A Common Stock. The red herring prospectus contained in the filing provides for an offering by Hyperion of 16,500,000 shares of Hyperion's Class A Common Stock at an estimated initial public offering price of between $11.00 and $13.00 per share, prior to the exercise of any underwriters' over allotment option. Goldman, Sachs & Co. will act as managing underwriter for the offering, with Bear, Stearns & Co., Inc., Lazard Freres & Co., LLC and Merrill Lynch & Co. serving as co managing underwriters for the offering.

Adelphia currently holds 17,800,040 shares of Class B Common Stock of Hyperion (as adjusted for the initial public offering), or approximately 89% of the common stock of Hyperion currently outstanding. The Class B Common Stock of Hyperion is convertible into Class A Common Stock on a one to one share basis.

Hyperion is a competitive local exchange carrier ("CLEC") that designs, constructs, operates and manages state-of-the-art fiber optic networks and facilities in 10 markets, primarily through joint ventures in the eastern half of the United States. Adelphia is the seventh largest cable television operation in the United States and currently serves approximately 1.0 million subscribers in 15 states.

A registration statement relating to the Class A Common Stock has been filed with the Securities and Exchange Commission but has not yet become effective. The Class A Common Stock may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Class A Common Stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.